Exhibit 10.1

CAMBRIDGE HEART, INC.

Amendment No. 2 to

Amended and Restated Voting Agreement

This Amendment No. 2 to the Amended and Restated Voting Agreement (this “Amendment No. 2”) is made and entered into effective as of the 31st day of May, 2008, by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”), and Robert Khederian (the “Stockholder”).

WHEREAS, the Company and the Stockholder are parties to that certain Amended and Restated Voting Agreement dated as of December 14, 2007 (the “Restated Voting Agreement”), as amended by Amendment No. 1 dated May 19, 2008, pursuant to which the Stockholder agreed, among other things, to vote all of this shares of Series A Convertible Preferred Stock of the Company (the “Series A Stock”) so as to elect up to three individuals that are nominated or recommended for election as Series A Stock directors by a majority of the Board of Directors, provided that the individuals meet certain qualifications set forth in the Restated Voting Agreement;

WHEREAS, the Stockholder and AFB Fund, LLC have indicated their desire to nominate and have Jeffrey Wiggins elected to serve as a director of the Company; and the Board of Directors has agreed to expand the size of the Board of Directors from 8 to 9 directors and to elect Mr. Wiggins to serve as a director, provided that the Restated Voting Agreement is amended as provided in this Amendment No. 2; and

WHEREAS, this Amendment No. 2 has been approved by a majority of the Board of Directors of the Company in accordance with Section 3.4 of the Restated Voting Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.2 of the Restated Voting Agreement is hereby deleted in its entirety and replaced with the following:

1.2 Election of Series A Directors. At any meeting held for the purpose of electing directors of the Company (in person or by proxy) at which the holders of Series A Stock, voting as a separate class, are entitled to elect directors of the Company, the Stockholder shall vote all of his shares of Series A Stock so as to elect up to four individuals that are nominated or recommended for election as Series A Stock directors by a majority of the Board of Directors, provided that, in the case of each such director, either the Board has determined that such director qualifies as an independent director under the Nasdaq Marketplace Rules then in effect or such director is serving at the time of the election as the Chief Executive Officer of the Company. On October 29, 2007, John McGuire and Keith Serzen were elected directors of the Company with the expectation that the Board will nominate or recommend them for re-election to the Board of Directors as Series A Stock directors at the 2008 Annual Meeting of Stockholders. On December 11, 2007, Ali Haghighi-Mood was appointed a director with the expectation that the Board will nominate or recommend him for re-election to the Board of Directors as a Series A Stock director at the 2009 Annual Meeting of Stockholders. On May 31, 2008, Jeffrey Wiggins was elected a director of the Company with the expectation that the Board of Directors of the Company will nominate or recommend him for re-election to the Board of Directors as a Series A Stock director at the 2010 Annual Meeting of Stockholders (or sooner in the event of the elimination of the Company’s staggered Board of Directors). Any vote of the holders of Series A Stock taken to elect any individual elected by the Board of Directors to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2 shall also be subject to the provisions of this Section 1.2. The Stockholder shall not take any action to remove any director elected pursuant to this Section 1.2 except upon the approval of a majority of the Board of Directors of the Company.

2. Except as modified in Amendment No. 1 and this Amendment No. 2, the Restated Voting Agreement remains unmodified, is hereby reaffirmed by each of the Company and the Stockholder, and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: CAMBRIDGE HEART, INC.		STOCKHOLDER:

By:	/s/ Ali Haghighi-Mood	/s/ Robert Khederian
	Ali Haghighi-Mood Chief Executive Officer	Robert Khederian